SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement [x]
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

PUTNAM HIGH INCOME SECURITIES
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION
 BY THE BOARD OF TRUSTEES OF PUTNAM HIGH INCOME SECURITIES FUND  FOR THE
  2017 ANNUAL MEETING OF SHAREHOLDERS

Bulldog Investors, LLC ("Bulldog Investors") is sending this proxy statement and the enclosed GREEN proxy card to shareholders of Putnam High Income Securities Fund (the "Fund") of record as of February 10, 2017. We are soliciting a proxy to vote your shares at the 2017 Annual Meeting of Shareholders (the "Meeting"), which is scheduled for April 28, 2017.
Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about April --, 2017.

			INTRODUCTION

The Board of Trustees has determined to present two matters to be voted upon at the Meeting: a proposal to fix the number of trustees at fifteen, and the election of fifteen trustees. A shareholder affiliated with us intends to present a non-binding proposal requesting that the Board of Trustees authorize a self-tender offer for all outstanding common shares of the Fund at or close to net asset value (NAV), and a proposal to fix the number of trustees at seven. We are soliciting a proxy to vote your shares AGAINST the proposal to fix the number of trustees at fifteen, FOR the election of the seven nominees named below, and FOR the two shareholder proposals.

			REASONS FOR THE SOLICITATION

We believe a seven-trustee board is sufficient to oversee the Fund. We also believe a self-tender offer at or close to NAV should be conducted in order to afford shareholders an opportunity to realize a price equal or close to NAV and that our nominees, if elected, will implement such a proposal, if it is adopted by shareholders.

			HOW PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted AGAINST the proposal to fix the number of trustees at fifteen, FOR the election of the seven nominees named below as trustees, and FOR the two shareholder proposals. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting.

			VOTING REQUIREMENTS

A quorum for the transaction of business will exist if holders of thirty percent of the shares entitled to vote are represented at the Meeting. As of February 10, 2017, there were 12,977,000.942 shares outstanding. Each share is entitled to one vote. The election of a trustee requires the affirmative vote of a plurality of the votes cast, i.e., the nominees receiving the most votes will be elected. A majority of the votes cast is required to approve all other proposals. Since there are competing proposals to fix the number of trustees, we presume that the number of trustees (either seven or fifteen) will be determined by which of the competing proposal receives the most votes. An abstention or a broker non-vote will have no effect on the election of trustees or whether a proposal is approved.

			REVOCATION OF PROXIES

You may revoke your proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy to the inspector of election; or (iii) voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on the number of times you may revoke your proxy and only your most recent proxy will be counted.

PROPOSAL 1a. FIXING THE NUMBER OF TRUSTEES AT FIFTEEN

	The Board intends to propose that shareholders fix the number of trustees at 15. However, it does not provide a reason for its recommendation and we believe it is unnecessary to have such a large number of trustees. Therefore, unless instructions to the contrary are given, your proxy will be voted against this proposal.

PROPOSAL 1b: ELECTION OF TRUSTEES

        Our affiliate intends to nominate the following seven persons for election as trustees, none of whom personally owns any shares of the Fund except for 10,772 shares beneficially owned jointly by Mr. Goldstein and his wife. Including such shares, Messrs. Goldstein and Dakos may be deemed collectively to beneficially own 1,497,930 shares of the Fund as a result of their roles with Bulldog Investors, whose clients are the ultimate beneficial owners of such shares. In particular, Messrs. Goldstein and Dakos are members of Bulldog Investors, which is the general partner of, or the investment advisor for, certain investment funds, and are limited partners in one or more of such funds. Messrs. Goldstein and Dakos disclaim beneficial interest in all such shares except to the extent of any pecuniary interest in such funds.

There are no arrangements or understandings between any of our nominees and Bulldog Investors or any of its affiliates in connection with the nomination. Please refer to the Fund's proxy soliciting material for additional information concerning the election of trustees and any other matters related to the Meeting.

 Phillip Goldstein (born 1945) - Member of Bulldog Investors, LLC, an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog Investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds. Chairman of the Mexico Equity and Income Fund, Inc.; Secretary and Chairman of Special Opportunities Fund, Inc.; Director of MVC Capital, Inc.; Chairman of Emergent Capital, Inc.; Director of Crossroads Capital, Inc. (f/k/a BDCA Venture, Inc.); Chairman of Brantley Capital Corporation (until 2013); Director of ASA Ltd. (until 2013); Director of Korea Equity and Income Fund, Inc. (until 2012).

 Andrew Dakos (born 1966) - Member of Bulldog Investors, LLC, an SEC_registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog Investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds; Director of Emergent Capital, Inc.; President and Director of Special Opportunities Fund; Chairman of Crossroads Capital, Inc.
 (f/k/a BDCA Venture, Inc.); Director of Brantley Capital Corporation (until 2013); Director of the Mexico Equity & Income Fund (until 2015).

 Rajeev Das (born 1968) - Principal of the general partner of the private investment partnerships in the Bulldog Investors group of investment funds; Head Trader of Bulldog Investors, LLC., an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Director and Chairman of the Audit Committee of the Mexico Equity & Income Fund; Treasurer of Special Opportunities Fund, Inc. (until 2014).

 James Chadwick (born 1973) - Portfolio manager and Director of Alternative Investments at Ancora Advisors LLC since 2014. Prior to joining Ancora (2009-2013), was a Managing Director of the private equity firm Harlingwood Equity Partners LP.; Director of Emergent Capital, Inc., Stewart Information Services Corp and Riverview Bancorp, Inc.

 Richard Dayan (born 1943) - President and owner of Cactus Trading, an importer and exporter of clothing and accessories. Mr. Dayan formerly served for fifteen years as controller for Biltmore Textiles, a major textile company. Prior to that, he was an auditor for a public accounting firm; Director of Emergent Capital, Inc. (until 2016).

 Gerald Hellerman (born 1937) - Managing Director of Hellerman Associates (a financial and corporate consulting firm) from 1993 to December 31, 2013). Chief Compliance Officer and director of Mexico Equity and Income Fund, Inc. and Special Opportunities Fund, Inc.; Director and Chair of the Audit Committee, MVC Capital, Inc.; Director, Ironsides Partners Opportunity Offshore Fund Ltd. (until 2017); Director and Chair of the Audit Committee of Emergent Capital, Inc.; Director and Chair of the Audit Committee, Crossroads Capital, Inc. (f/k/a BDCA Venture, Inc.); Director, Brantley Capital Corporation (until 2013).

 Ben H. Harris (born 1968) - Ben Harris currently serves as CEO of Crossroads Capital, Inc. (Nasdaq: XRDC), previously serving as an investment professional for MVC Capital, Inc. (NYSE: MVC) and Administrator of Brantley Capital Corp. (Nasdaq: BBDC).
 Mr. Harris holds a J.D. and is a member of the Nebraska bar, serves as Chair or member of several Audit Committees alongside serving on numerous boards, including Nebraska Bank of Commerce, NBC Trust Company, Mountain View Bank of Commerce, and Special Opportunities Fund (NYSE: SPE).

Unless instructions to the contrary are given, your proxy will be voted in favor of the aforementioned nominees for election as trustees and will withhold on the election of any other nominees.

PROPOSAL 2. THE SHAREHOLDERS OF PUTNAM HIGH INCOME SECURITIES FUND (THE "FUND") REQUEST THAT THE BOARD OF TRUSTEES AUTHORIZE A SELF-TENDER OFFER FOR ALL OUTSTANDING COMMON SHARES OF THE FUND
AT OR CLOSE TO NET ASSET VALUE (NAV). IF MORE THAN 50% OF THE FUND'S OUTSTANDING COMMON SHARES ARE SUBMITTED FOR TENDER, THE BOARD IS REQUESTED TO CANCEL THE TENDER OFFER AND TAKE THOSE STEPS THAT THE BOARD IS REQUIRED TO TAKE TO CAUSE THE FUND TO BE LIQUIDATED OR CONVERTED TO (OR MERGED WITH) AN EXCHANGE TRADED FUND (ETF) OR AN OPEN-END MUTUAL FUND.

    A self-tender offer at or close to NAV will afford shareholders an opportunity to realize a price equal or close to NAV rather than selling at a discount to NAV.
And, if a majority of the Fund's outstanding shares are tendered, that would demonstrate that there is insufficient shareholder support for continuing the Fund in its closed-end format. In that case, we think the tender offer should be cancelled and the Fund should be liquidated or converted into (or merged with) an ETF or an open-end mutual fund.

PROPOSAL 3: THE NUMBER OF TRUSTEES SHALL BE FIXED AT SEVEN.

    We believe a seven-trustee board is sufficient to oversee the Fund.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

			THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we and our clients will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $75,000.


			PARTICIPANTS

As of April --, 2017, Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, the soliciting stockholder, beneficially owns 1,487,158 shares of the Fund which were purchased between -------- and ---------. Mr. Goldstein and his wife jointly own 10,772 shares in street name which were purchased from August 2015 to October 2015. No "participant" has any arrangement or understanding with any person with respect to any securities of the Fund or with respect to future employment by the Fund or any of its affiliates or to any future transactions to which the Fund or any of its affiliates will or may be a party. A "participant," as defined by the SEC, includes Bulldog Investors, Messrs. Goldstein, Dakos and Das, and each client advised by Bulldog Investors. The SEC's definition of a "participant" may be misleading because it suggests that a "participant" has a greater role in a solicitation than may be the case.

April --, 2017
























				PROXY CARD

THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF TRUSTEES OF PUTNAM HIGH INCOME SECURITIES FUND (THE "FUND") FOR THE FUND'S 2017 ANNUAL MEETING OF SHAREHOLDERS (THE "MEETING").

The undersigned hereby appoints Phillip Goldstein and Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x"in the appropriate [  ].)

1a. FIXING THE NUMBER OF TRUSTEES AT FIFTEEN.

FOR [   ]		AGAINST [   ]			ABSTAIN [   ]

1b. ELECTION OF TRUSTEES.

[  ] FOR PHILLIP GOLDSTEIN 		[  ] WITHHOLD AUTHORITY

[  ] FOR RAJEEV DAS			[  ] WITHHOLD AUTHORITY

[  ] FOR ANDREW DAKOS 			[  ] WITHHOLD AUTHORITY

[  ] FOR JAMES CHADWICK			[  ] WITHHOLD AUTHORITY

[  ] FOR RICHARD DAYAN			[  ] WITHHOLD AUTHORITY

[  ] FOR GERALD HELLERMAN		[  ] WITHHOLD AUTHORITY

[  ] FOR BEN H. HARRIS			[  ] WITHHOLD AUTHORITY

2. TO REQUEST THAT THE BOARD OF TRUSTEES AUTHORIZE A SELF-TENDER OFFER FOR ALL OUTSTANDING COMMON SHARES OF THE FUND AT OR CLOSE TO NET ASSET VALUE (NAV).

FOR [   ]		AGAINST [   ]			ABSTAIN [   ]

PROPOSAL 3: TO FIX THE NUMBER OF TRUSTEES AT SEVEN.

FOR [   ]		AGAINST [   ]			ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed.
If no direction is made, this proxy will be voted AGAINST Proposal 1a, FOR the election of the above nominees as trustees (and TO WITHHOLD a vote for any nominees presented by the Board of Trustees), and FOR Proposals 2 and 3. The undersigned hereby acknowledges receipt of the proxy statement dated April --, 2017 of Bulldog Investors and revokes any proxy previously executed.



Signature(s) _______________________ 	Dated: ______________